UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, DC  20549


                             FORM 8-K

                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15 (d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) June 27, 1995


                      TRIARC COMPANIES, INC.
          ----------------------------------------------
        (Exact Name of Registrant as Specified in Charter)


       DELAWARE                1-2207           38-0471180
     --------------          -----------        -------------
     (State or other         (Commission        (IRS Employer
     jurisdiction of         File Number)    Identification No.)
     incorporation)


          900 Third Avenue
          New York, New York                    10022
     ---------------------------------------- -------------
     (Address of Principal Executive Offices)  (Zip Code)


Registrant's telephone number, including area code:  (212) 230-
3000




          -----------------------------------------------
                (Former Name or Former Address, if
                    Changed Since Last Report)

Item 5.   Other Events.

     On June 27, 1995, the Registrant entered into a letter agreement (the "Letter of Intent") with Joseph Victori Wines, Inc., a New York corporation ("JVWNY"), Best Flavors, Inc., a Nevada corporation ("Best Flavors"), Nature's Own Beverage Company, a Delaware corporation ("Nature's Own" and, together with JVWNY and Best Flavors, collectively, the "Companies") and Joseph Umbach, pursuant to which the Registrant proposes to acquire (the "Acquisition"), directly or indirectly, all of the tangible and intangible assets and operations of the Companies other than the assets and operations of the Companies relating to their alcoholic wine business. The aggregate purchase price for the assets will be approximately $95 million. A copy of the Letter of Intent and the press release with respect to the Acquisition are being filed herewith as exhibits hereto and are incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

     22.1 Letter of Intent dated June 27, 1995
     99.1 Press release dated June 27, 1995

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TRIARC COMPANIES, INC.




Date:  June 28, 1995          By:  JOSEPH A. LEVATO
                                   -----------------------
                                   Joseph A. Levato
                                   Executive Vice President
                                   and Chief Financial Officer

                           Exhibit Index


Exhibit
No.            Description                        Page No.
- --------       ------------                       --------

22.1           Letter of Intent dated June 27, 1995    3
99.1           Press release dated June 27, 1995       16